Multiband Announces Record 2011 Second Quarter Results

Record second quarter 2011 revenue increases 11.3% over Q1 and 10.6% over the comparable period in 2010
Q2 net income of $2.0 million jumps dramatically from the net loss in Q1 of $92,000
Net income for the six months of 2011 of $1.9 million increases 35.7% over comparable period in 2010
Company reaffirms 2011 guidance for revenue of $265 to $270 million and adjusted EBITDA of $19 to $23 million

AUGUST 11, 2011 MINNEAPOLIS --(Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDUs), today announced financial results for the second quarter and six months ended June 30, 2011.

Financial Highlights

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Second quarter revenues were up 11.3% sequentially to a record $71.8 million from $64.5 million in first quarter 2011 and were up 10.6% from $64.9 million for the comparable quarter ended June 30, 2010. Revenues for the six month period ended June 30, 2011 totaled $136.3 million, compared to $125.1 million for the comparable period in 2010, an increase of 9.0%.

•
Operating income in the second quarter of 2011 increased to $4.5 million compared to income of $364,000 in the first quarter of 2011. Operating income for the six month period ended June 30, 2011 was $4.9 million compared to income of $5.8 million for the comparable period in 2010.

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Net income attributable to common stockholders for the quarter ended June 30, 2011 was $1.8 million, or $0.12 per basic share, compared to income of $2.0 million, or $0.21 income per basic share, in the year-ago period. Net income attributable to common stockholders for the six month period June 30, 2011 was $1.3 million, or $0.10 per basic share, compared to income of $699,000, or $0.07 income per basic share, in the year-ago period.

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Adjusted EBITDA, a non-GAAP measure, was $6.4 million for the second quarter of 2011, compared to $7.3 million for the same period in 2010 and up from $3.1 million in the first quarter of 2011. On a year-to-date basis, 2011 adjusted EBITDA was $9.5 million compared to $10.4 million in 2010.

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At the end of the second quarter, Multiband’s three year backlog totaled $875 million.  Backlog consists of future services we expect to complete based on the continuation of current revenue levels under our master service agreements and recurring revenue within our MDU segment.

Second Quarter 2011 Financial Results

Revenues for the three months ended June 30, 2011 totaled $71.8 million compared to $64.9 million for the same period in 2010, an increase of 10.6%.  This increase is due to (1) a 4.5% increase in work order volume from DIRECTV in the HSP segment, (2) an increase of $2.9 million in incentive revenue as a result of continued improvements in operating performance and efficiencies which improved customer satisfaction scores, (3) revenue from the DIRECTV fuel subsidy that was implemented in Q2 of $969,000 and (4) increased revenue from commercial installation services of $923,000.

Second quarter 2011 gross margin was 27.4% compared to the 32.5% gross margin recognized during the same period in 2010.  Margins have decreased due to continued investment in recruitment, training and employee retention initiatives to mitigate turnover as well as increases in fuel costs.

Selling, general and administrative expenses totaled $13.5 million for each of the three months ended June 30, 2011 and 2010.

Operating income was $4.5 million for the second quarter of 2011 compared to income of $364,000 in the first quarter of 2011 and compared to $5.4 million in the year-ago period.

In the second quarter of 2011, the Company generated net income attributable to common stockholders, subsequent to dividends on preferred shares, of $1.8 million, or $0.12 per basic and $0.10 per diluted share, compared to net income attributable to common stockholders of $2.0 million, or $0.21 per basic and $0.15 per diluted share in the year-ago period. Due to the completion of the secondary offering in June 2011, the weighted average number of shares outstanding increased dramatically between periods.

Adjusted EBITDA, a non-GAAP measure, was $6.4 million for the second quarter of 2011, compared to $3.1 million in the first quarter of 2011, and compared to $7.3 million in the year-ago period.  The Company maintains a revolving lease facility for the vehicles used in its daily operations. These leases are required to be treated as an operating lease for purposes of GAAP.  Certain peers in our sector may have vehicle leases that qualify for capital lease treatment for GAAP purposes.  Accordingly, our vehicle lease payments made of $2.9 million and $2.5 million during the three months ended June 30, 2011 and 2010 would need to be added back to the adjusted EBITDA figures above in order to be comparable to a company whose vehicle leases are accounted for as capital leases.  If these lease payments were added back, our adjusted EBITDA would be $9.3 million and $9.8 million for the three months ended June 30, 2011 and 2010, respectively.

YTD 2011 Financial Results

Revenues for the six-month period ended June 30, 2011 increased 9.0% to $136.3 million from $125.1 million for the six months ended June 30, 2010. This increase is due to (1) a 4% increase in work order volume from DIRECTV in the HSP segment, (2) an increase of $4.9 million in incentive revenue as a result of continued improvements in operating performance and efficiencies which improved customer satisfaction scores, (3) revenue from the DIRECTV fuel subsidy that was implemented in Q2 of $969,000 and (4) increased revenue from commercial installation services of $1.7 million.

Gross margins for the six month period were 26.7% compared to 29.9% for the year-ago period. Margins have decreased due to continued investment in recruitment, training and employee retention initiatives to mitigate turnover as well as increases in fuel costs.

Selling, general and administrative expenses were 28.1 million in 2011 compared to $27.0 million for the comparable period is 2010, an increase of 4.1%.

Operating income was $4.9 million for the six months ended June 30, 2010 compared to operating income of $5.8 million in the same period last year.

The Company generated net income attributable to common stockholders of $1.3 million, or $0.10 earnings per basic and $0.09 per diluted share compared to net income attributable to common stockholders of $699,000 or $0.07 per basic and diluted share in the same period of 2010. Due to the completion of the secondary offering in June 2011, the weighted average number of shares outstanding increased dramatically between periods.

Adjusted EBITDA, a non-GAAP measure, was $9.5 million for the first six months of 2011, compared to $10.4 million in the same period in 2010.  The Company maintains a revolving lease facility for the vehicles used in its daily operations. These leases are required to be treated as an operating lease for purposes of GAAP.  Certain peers in our sector may have vehicle leases that qualify for capital lease treatment for GAAP purposes.  Accordingly, our vehicle lease payments made of $5.6 million and $5.0 million during the six months ended June 30, 2011 and 2010 would need to be added back to the adjusted EBITDA figures above in order to be comparable to a company whose vehicle leases are accounted for as capital leases.  If these lease payments were added back, our adjusted EBITDA would be $15.1 million and $15.4 million for the six months ended June 30, 2011 and 2010, respectively.

The Company generated approximately $11.4 million in operating cash flow in the six month period ended June 30, 2011 compared to $10.5 million in the same period last year. In addition, during 2011, the Company completed a public offering of 12.9 million shares of its common stock, of which the Company sold approximately 6.0 million shares and a selling shareholder sold 6.9 million shares, at a price of $3.00 per share. The Company did not receive any proceeds from the sale of shares by the selling shareholder. The Company did receive net proceeds of approximately $16.2 million after deducting offering expenses, underwriting discounts and commissions. As of June 30, 2011, the Company had $17.1 million in cash and cash equivalents compared to $1.2 million at December 31, 2010.

James L. Mandel, CEO of Multiband, commented, “Clearly, we are very pleased with our ongoing results.  Our team has demonstrated that we can systematically grow our business in size and magnitude, invest in our future, and maintain profitability all simultaneously.  We feel that we are extremely well positioned to continue this trend despite the overall economy and have worked hard to improve all aspects of our business including our strong balance sheet.”

Conference Call Information

The Company will hold a conference call to discuss the results.  The conference call will take place on Thursday, August 11, 2011, at 4:30 P.M. Eastern Daylight Time. Anyone interested in participating should call 1-877-941-8418 if calling within the United States or 1-480-629-9809 if calling internationally. There will be a playback available until August 25,  2011.  To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4464391 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://www.multibandusa.com/home/default.asp.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com

- tables follow –

EBITDA Computation (in thousands)

		2Q11	2Q10
(i)	Net Income	$2,035	$2,395
(ii)	Non Operating
	Gains/Losses	191	(322)
(iii)	Adjusted Net Income (Loss)	2,226	2,073
	(Sum of (i)minus (ii))
(iv)	Interest Expense	964	1,066
(v)	Depreciation & Amortization	1,705	2,146
(vi)	Taxes	1,549	1,983
(vii)	EBITDA	$6,444	$7,268
	(sum of (iii) +( iv) + (v) + (vi))

Net Income per Share (in thousands)
		2Q11	2Q10
(i)	Net Income	$2,035	$2,395
(ii)	Net Income per Common Share	$0.12	$0.21
(iii)	Weighted Average Common Shares- Basic	14,210	9,912
	((i) / (iii) = (ii))

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company's investor relations web site (www.multibandusa.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the company's quarterly financial results.

Multiband, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and certain non-cash events. Multiband manages its business based on its cash flows. Multiband, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. Multiband, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide.  Since an outside investor may base its evaluation of Multiband's performance based on Multiband's net income or loss not its cash flows, there is a limitation to the adjusted EBITDA measurement.  Adjusted EBITDA is not, and should not be considered, an alternative to net income or loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP).

Adjusted EBITDA is a supplemental non-GAAP financial measure.  Adjusted EBITDA is equal to net income (loss) excluding: (a) non operating losses (gains); (b) interest expense; (c) depreciation and amortization; (d) impairment of assets; and (e) income taxes.  The most directly comparable GAAP measure to adjusted EBITDA in Multiband’s case is net income (loss).  The above table reconciles net income (loss) to adjusted EBITDA for the periods presented–EBITDA is a supplemental non-GAAP financial measure. EBITDA is equal to net income (loss) excluding: (a) non operating losses (gains); (b) interest expense; (c) depreciation and amortization; and (d) income taxes.

Safe Harbor Statement

Cautionary Notice:  In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act.  These forward-looking statements reflect the Company’s expectations or beliefs concerning future events.  The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limted to, changes in economic and market conditions, management of rowth, timing and magnitude of future contracts, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions and other risks noted in the Company’s SEC filings, including its Annual Report on Form 10-K for its 2010 fiscal year.  Forward-looking statements are made in the context of information available as of the date stated.  The company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2011 (unaudited)	June 30, 2010 (unaudited)	June 30, 2011 (unaudited)	June 30, 2010 (unaudited)

REVENUES	$71,782	$64,888	$136,257	$125,136

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	52,110	43,814	99,869	87,767
Selling, general and administrative	13,481	13,500	28,117	27,017
Depreciation and amortization	1,705	2,146	3,420	4,582

Total costs and expenses	67,296	59,460	131,406	119,366

INCOME FROM OPERATIONS	4,486	5,428	4,851	5,770

OTHER EXPENSE
Interest expense	(964)	(1,066)	(1,950)	(2,189)
Interest income	4	1	12	6
Proceeds from life insurance	-	-	409	-
Other income	58	15	121	27

Total other expense	(902)	(1,050)	(1,408)	(2,156)

INCOME BEFORE INCOME TAXES	3,584	4,378	3,443	3,614

PROVISION FOR INCOME TAXES	1,549	1,983	1,500	2,183

NET INCOME	2,035	2,395	1,943	1,431

Preferred stock dividends	278	351	659	732
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,757	$2,044	$1,284	$699

INCOME PER COMMON SHARE – BASIC:
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$0.12	$0.21	$0.10	$0.07
INCOME PER COMMON SHARE – DILUTED:
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$0.10	$0.15	$0.09	$0.07
Weighted average common shares outstanding – basic	14,210	9,912	12,341	9,851
Weighted average common shares outstanding - diluted	19,313	15,040	18,242	9,980

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2011 (unaudited)	June 30, 2010 (unaudited)	June 30, 2011 (unaudited)	June 30, 2010 (unaudited)

NET INCOME	$2,035	$2,395	$1,943	$1,431

OTHER COMPREHENSIVE LOSS, NET OF TAX:
Unrealized losses on securities:
Unrealized holding losses arising during period	(155)	(5)	(155)	(6)

COMPREHENSIVE INCOME	$1,880	$2,390	$1,788	$1,425

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
(in thousands)

	June 30, 2011 (unaudited)	December 31, 2010 (audited)
CURRENT ASSETS
Cash and cash equivalents	$17,078	$1,204
Securities available for sale	2,115	2
Accounts receivable, net	19,479	17,223
Other receivable	-	518
Inventories	11,766	11,066
Prepaid expenses and other	9,847	1,939
Current portion of notes receivable	6	6
Income tax receivable	627	3,133
Deferred tax asset – current	5,589	5,598
Total Current Assets	66,507	40,689
PROPERTY AND EQUIPMENT, NET	6,435	7,177
OTHER ASSETS
Goodwill	38,042	38,042
Intangible assets, net	15,799	17,435
Other receivable – long-term	36	352
Notes receivable – long-term, net of current portion	22	27
Deferred tax asset – long-term	1,918	1,897
Other assets	5,833	6,049
Total Other Assets	61,650	63,802

TOTAL ASSETS	$134,592	$111,668

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except share and liquidation preference amounts)

	June 30, 2011 (unaudited)	December 31, 2010 (audited)
CURRENT LIABILITIES
Line of credit	$41	$49
Short-term debt	4,150	709
Current portion of capital lease obligations	377	444
Accounts payable	30,526	26,997
Accrued liabilities	22,969	22,971
Deferred service obligations and revenue	1,605	1,822
Total Current Liabilities	59,668	52,992
LONG-TERM LIABILITIES
Accrued liabilities – long-term	3,549	3,697
Long-term debt	34,079	34,380
Capital lease obligations, net of current portion	220	356
Total Liabilities	97,516	91,425
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (12,696 and 14,171 shares issued and outstanding, $133,308 and $148,796 liquidation preference)	190	213
10% Class C (112,000 shares issued and outstanding, $1,120,000 liquidation preference)	1,453	1,453
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (10,000 and 11,595 shares issued and outstanding, $100,000 and $115,950 liquidation preference)	41	48
6% Class H (1.00 and 1.23 shares issued and outstanding, $100,000 and $123,000 liquidation preference)	-	-
8% Class J (0 and 100 shares issued and outstanding, $0 and $10,000,000 liquidation preference)	-	10,000
15% Class E cumulative preferred stock, no par value, (0 and 195,000 shares issued and outstanding, $0 and $1,950,000 liquidation preference)	-	1,950
Common stock, no par value (21,593,779 and 10,305,845 shares issued and outstanding)	66,243	39,311
Stock-based compensation	48,258	47,504
Accumulated other comprehensive income – unrealized gain on securities available for sale	(155)	2
Accumulated deficit	(80,454)	(81,738)
Total Stockholders' Equity	37,076	20,243

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$134,592	$111,668